                [LETTERHEAD OF BLANK ROME TENZER GREENBLATT LLP]



                                                                 June 5, 2002




Take-Two Interactive Software,  Inc.
575 Broadway
3rd Floor
New York, New York 10012

Gentlemen:

             You have requested our opinion with respect to the offering by you, Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), of up to 1,770,399 shares of the Company's common stock (the "Option Shares") issuable upon exercise of non-plan options granted to certain employees of the Company (the "Options").

             We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

             Based upon the foregoing, it is our opinion that the Option Shares, when sold, paid for and issued as contemplated by the terms of the Options, will be validly issued, fully paid and nonassessable.

Take-Two Interactive Software, Inc
June 5, 2002
Page 2







             We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/ Blank Rome Tenzer Greenblatt LLP
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                                        BLANK ROME TENZER GREENBLATT LLP